UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

July 15, 2008

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer
Identification Number)

14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated July 15, 2008, the Registrant used a non-GAAP financial measure in the form of EBITDA:

EBITDA is defined as net income, plus income taxes, net interest expense and depreciation and amortization. EBITDA is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles as follows:

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(dollars in thousands)
Net cash provided by (used in):
Operating activities	$68,587	$90,276	$147,550	$73,221
Interest expense, net	2,065	2,416	4,518	5,354
Provision for income taxes	25,868	6,085	32,303	6,937
Changes in other operating assets and liabilities	(15,829)	(74,236)	(75,217)	(48,029)
Other, net	(393)	(164)	(2,282)	(377)

EBITDA	$80,298	$24,377	$106,872	$37,106

Certain items have been reclassified to conform to the current presentation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release of Registrant dated July 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 15, 2008	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/S/ VICENTE WRIGHT
Vicente Wright,
President and Chief Executive Officer